Exhibit 99.1
Frank Plastina, President & CEO, Steps Down
Krish Prabhu, Member of Board of Directors, Appointed Interim CEO
MORRISVILLE, N.C. — January 5, 2011 — Tekelec (NASDAQ: TKLC), the broadband data management company, today announced that President and Chief Executive Officer Frank Plastina has stepped down, with his resignation effective yesterday. He will serve in a consulting role to the company through February 2011. Krish Prabhu, a member of the Board of Directors and a 25-year industry veteran, has been appointed interim CEO. Tekelec’s Board has formed a succession committee to conduct a search for a permanent CEO.
“In his five years at Tekelec, Frank led the successful transformation of the company into a global leader and innovator in next generation network intelligence, highlighted by record revenues and earnings during his tenure,” said Mark Floyd, Chairman of the Board. “Frank has positioned Tekelec for the future, both in terms of product evolution and revenue growth, and we wish him great success in his next endeavor.”
Plastina commented, “I’m extremely proud of our accomplishments over the past five years. I remain an investor in Tekelec, and I believe in and look forward to seeing the next stage of Tekelec’s success.”
Prabhu’s extensive experience includes nearly three years on Tekelec’s Board of Directors. He served as CEO and President of Tellabs from February 2004 until his retirement in April 2008 and prior to that, multiple senior executive roles at Alcatel, including COO. In his Board role, Prabhu chairs Tekelec’s Corporate Development Committee, which oversees the company’s acquisition strategy, including the recent acquisitions of Camiant and Blueslice.
“We expect Krish’s active role on the Board, involvement with the company’s acquisitions, and extensive industry experience will make this transition as seamless as possible,” said Floyd.
“With a solid financial foundation and next-gen portfolio in place, Tekelec remains committed to our customers’ success through this transition,” said Prabhu.
Updated 2010 Full Year Guidance
We believe orders for 2010 will be between $385 million and $395 million, with fourth quarter orders in the range of $175 million to $185 million, the second-highest in Tekelec’s history. With regard to revenues, in our prepared remarks during the third quarter call we stated that our guidance included an India number portability project valued at more than $10 million, and that delays in the number portability implementation dates or associated customer acceptance testing could cause the revenue associated with this project to move to 2011. We are still in the process of completing customer acceptance associated with this project, resulting in the delay of revenue recognition into 2011. Accordingly we expect our full year revenues for 2010 will range between $415 million and $425 million and our non-GAAP gross margins will be in the mid sixty percent range. Finally, we believe that our non-GAAP EPS range will be between $0.62 and $0.67 per diluted share and we expect the range for GAAP EPS will be between $0.20 and $0.25 per diluted share.
5200 Paramount Parkway, Morrisville, N.C., USA 27580 TEL +1.919.460.5500 FAX +1.919.460.0877

	2010	2010
	Preliminary	Previous
	Results	Guidance
Revenues	$415M - $425M	$430M - $440M
Non-GAAP Gross Margin %	mid 60’s	mid 60’s
Non-GAAP Diluted EPS *	$0.62 - $0.67	$0.75 - $0.80
GAAP Diluted EPS	$0.20 - $0.25	$0.30 - $0.35

*	Preliminary results and previous non-GAAP guidance each excludes an estimated $13M of stock-based compensation and $31M of amortization of intangible assets and acquisition-related expenses. Each of these, net of the associated tax impact, are included in GAAP EPS. The estimated net tax impact included in the preliminary results is $14M and the estimated net tax impact included in the previous guidance is $13M.
Because financial statements for the fourth quarter and full year 2010 are not yet available, these fourth quarter and full year estimates are preliminary, unaudited, subject to completion, reflective of the Company’s current best estimates and may be revised as a result of management’s further review. During the course of the preparation of consolidated annual financial statements and related notes, the Company may identify items that would require material adjustments, such as adjustments associated with certain tax items, to the preliminary financial information presented above.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures to (i) evaluate financial results, (ii) manage the Company’s operations, and (iii) establish operational goals. Further, non-GAAP measures are utilized by the Company’s management and board of directors to assist in determining incentive compensation and evaluating key trends within the business. In addition, since the Company has historically reported non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The release and the attachments to this release provide a reconciliation of each of the non-GAAP measures referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.
Forward-Looking Statements
Certain statements made in this press release are forward-looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s 2009 Form 10-K, 2010 First, Second, and Third Quarter Forms 10-Q and its other filings with the Securities and Exchange Commission, changes resulting from management’s further review of financial results, customary financial close processes and the year-end audit, potential adverse perceptions or consequences resulting from the current executive transition process, the current or further detrimental changes in general economic, social, or political conditions in the countries in which we operate including the impact of credit availability and other economic factors on overall capital spending by our customers and resulting pressure on us to lower our prices, the rate and size of decline in demand for our SS7-based products, our ability to compete with other manufacturers that have lower cost bases than ours, are partially supported by foreign governments, and/or employ unfair trade practices, risks related to our international sales, markets and operations, including among others, import
5200 Paramount Parkway, Morrisville, N.C., USA 27580 TEL +1.919.460.5500 FAX +1.919.460.0877

regulations, limited intellectual property protection, including protection of our software source code, increased costs and potential liabilities related to compliance with current and future security provisions in customer contracts and regulations, and security restrictions and access requirements imposed by governments, including in particular the government of India, exposure to increased bad debt expense and product and service disputes as a result of general economic conditions, the timeliness and functional competitiveness of our product releases, the timing and size of any increase in demand for our performance management, SIP, Diameter, policy and subscriber database products, the risk of infringing on, and litigating with others regarding their intellectual property rights, the timing of our recognition of revenues, the extent to which any customer outsourcing to our competitors or supplier consolidation increases the influence of competitors on our customers’ purchases, our ability to protect intellectual property rights, our ability to maintain OEM, partner, reseller, and vendor support and supply relationships, and changes in the market price of the Company’s common stock. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec
Tekelec enables billions of people and devices to talk, text and access the Web. Our portfolio delivers a unique layer of intelligence allowing service providers to both manage and monetize the exponential growth in data traffic and applications. Tekelec has more than 25 offices around the world serving customers in more than 100 countries. For more information, please visit www.tekelec.com.
Contacts:
Adam Parken | Public Relations Manager
(o) +1.919.653.9681 | adam.parken@tekelec.com
Kyle Macemore | Vice President Finance and Investor Relations
(o) +1 919.380.6148 | kyle.macemore@tekelec.com
5200 Paramount Parkway, Morrisville, N.C., USA 27580 TEL +1.919.460.5500 FAX +1.919.460.0877